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                                                                    EXHIBIT 10.9


July 26, 1995                                                    $1,800,000.00

                       CONSTRUCTION LOAN PROMISSORY NOTE

         FOR VALUE RECEIVED, the undersigned, TRUSTED INFORMATION SYSTEMS, INC. (the "Borrower"), promises to pay to the order of Mercantile-Safe Deposit and Trust Company (the "Bank") at the Bank's offices at 2 Hopkins Plaza, Baltimore, Maryland 21201 at such other place as the holder of this Note may from time to time designate, the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000.00), or such amount as may be advanced from time to time, together with interest thereon at the rate hereinafter provided and any and all other sums which may be owing to the holder of this Note by the Borrower, according to the repayment schedule set forth in Section 2 hereof, but in no event later than August 1, 2011, which is the final and absolute due date of this Note, or on such earlier date in the event that this Note is called or accelerated pursuant to Sections 6 or 8 hereof. The following terms shall apply to this Note.

         1. Interest Rate. Until all sums due and owing hereunder have been paid in full, interest shall accrue on the unpaid balance hereunder at a floating rate, adjusted daily, which shall equal that rate obtained by adding one percentage point (1%) to the prime rate of interest of the Bank in effect from time to time. The prime rate of interest as used herein refers to that interest rate set by the Bank from time to time as an interest rate base for borrowings. The prime rate is one of several interest rate bases used by the Bank. The Bank lends at rates above and below the prime rate.

         2. Repayment. Interest accrued hereunder at the applicable rate or rates shall be paid over the term hereof in arrears in monthly installments beginning on September 1, 1995 and continuing on the 1st day of each succeeding calendar month until the final and absolute due date of this Note. Beginning on September 1, 1996 and continuing on the 1st day of each succeeding calendar month until the final and absolute due date of this Note, the unpaid principal balance outstanding hereunder shall be paid in one hundred eighty (180) equal monthly installments of Ten Thousand Dollars ($10,000.00). On the final and absolute due date of this Note, the Borrower shall pay any remaining principal amount outstanding hereunder, together with any accrued and unpaid interest, as well as any other fees and charges due hereunder shall be due and payable in full.

         3. Calculation of Interest. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid principal balance.

         4. Application of Payments. All payments made hereunder shall be applied first to late penalties or other sums owing the holder, next to accrued interest, and then to principal, or in such other order of application as the holder may elect.
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         5.      Optional-Prepayment.  The Borrower shall have the option of prepaying all or any portion of the amounts due hereunder at any time without penalty.

         6. Mandatory Prepayment. This Note shall be subject to mandatory prepayment in full, together with all accrued and unpaid interest and other amounts then due hereunder, at the option of the Lender at any time on the following dates: August 1, 2001 and August 1, 2006. Demand for repayment shall be made by written notice to the BORROWER as provided herein, and BORROWER shall make the required repayment not later than one hundred and eighty (180) days from the date of any such demand. Notice of demand for repayment may be given at any time on or after the date which is one hundred eighty (180) days prior to the first day of any applicable mandatory prepayment period.

         7. Acceleration Upon Default. At any time after a default in the payment when due of any installment of interest or of principal and interest, or in the payment of any other sums due hereunder, unless such payment is made within fifteen (15) days from the date such payment became due and payable, or upon a default in the performance of any of the covenants, conditions or terms of the Construction Loan Agreement executed between the Borrower and the Bank of even date herewith (the "Loan Agreement") or of any of the Loan Documents (as defined in the Loan Agreement), the Bank may, in the Bank's sole and absolute discretion and without notice or demand (unless otherwise specifically required under an applicable document), declare the entire unpaid balance of principal plus accrued interest and any other sums due hereunder immediately due and payable.

         8. Late Payment Penalty. Should any payment of interest, or principal and interest, due hereunder be received by the holder of this Notice more than Fifteen (15) days after its due date, the Borrower shall pay a late payment penalty equal to five percent (5%) of the amount overdue for each month or portion of a month until paid, beginning with the due date of the late payment.

         9. Default Interest Rate. Upon a default in the payment of any amount due under this Notice, or in the performance of the covenants, conditions, or terms of the Deed of Trust or other Loan Documents, and after the expiration of any specifically provided grace period, and unless and until cured, the Bank may raise the rate of interest accruing on the disbursed unpaid principal balance by two (2) percentage points above the rate of interest otherwise applicable, independent of whether Bank elects to accelerate the unpaid principal balance as a result of such default.

         10. Confession of Judgment; Jurisdiction and Venue. Upon any default hereunder and after the expiration of any specifically provided grace or cured period, the Borrower authorizes any attorney admitted to practice before any court of record in the United States to confess judgment on behalf of the Borrower against the Borrower in the full amount due on this Note plus attorneys' fees of fifteen percent (15%) of such amount. Provided, however that in no event shall the Bank collect and retain attorneys' fees in excess of those fees actually incurred by the Bank. In any action brought on this Note, whether a confessed judgment proceeding or
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otherwise, the Borrower hereby consents to the exercise of personal jurisdiction over it by any state or federal court located in the State of Maryland, and agrees that venue shall be proper in any County of the State of Maryland or in Baltimore City, in addition to any other court where jurisdiction and venue may be proper. The Borrower waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the Borrower any right or privilege of exemption, stay or execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment.

         11. Interest Rate After Judgment. If judgment is entered against the Borrower on this Note, the amount of the judgment entered (which may include principal, interest, default interest, late charges, fees and costs) shall -bear interest at the highest rate authorized under this Notice as of the date of entry of the judgment.

         12. Expenses of Collection. Should this Note be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the Borrower shall pay all of the Bank's actual costs, fees (including actual attorney's fees and expenses resulting from such referral. These costs shall include the actual expense of counsel incurred at any time by the Bank in enforcing its rights hereunder.

         13. Waiver of Protest: Waiver of Jury Trial. The Borrower, and all parties to this Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest. THE BORROWER, AND ALL PARTIES TO THIS NOTE, MAKER, ENDORSER, OR GUARANTOR, WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION BROUGHT AT ANY TIME OR FROM TIME TO TIME ON THIS NOTE OR ANY OTHER LOAN DOCUMENT.

         14. Extensions of Maturity. All parties to this Note, whether maker, indorser, or guarantor, agree that the maturity of this Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

         15. Commercial Loan. The Borrower warrants that the Note is the result of a commercial loan transaction.

         16. Security. This Note is secured as provided in the Loan Agreement and Loan Documents.

         17. Waiver. No waiver of any power, privilege, right or remedy (hereinafter collectively referred to as "Rights") hereunder shall be effective unless in writing. No delay on the part of the Bank in exercising any Rights hereunder, or under any other instrument executed by the Borrower or any other party in connection with the transaction (including the Loan Documents) shall operate as a waiver thereof, and no single or partial exercise of any such Rights (including acceptance of late payments by the Bank) shall preclude other or further exercise
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thereof, or the exercise of any other Rights.  Waiver by the Bank of any default by the Borrower, or any other party, shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. All Rights of the Bank hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all Rights given hereunder or in or by any other instrument or any laws now existing or hereafter enacted.

         18. Notices. All notices, requests and demands upon the respective parties hereto shall be deemed to have been given or made when delivered against hand receipt or two (2) business days after deposit in the United States mail, postage prepaid, or one (1) business day after deposit with a nationally recognized overnight delivery service, and addressed as follows:


                 If to the Bank:
                 --------------

                 Mercantile-Safe Deposit and Trust Company
                 Two Hopkins Plaza
                 Baltimore, Maryland 21201
                 Attention:  Robert C. Barclay


                 With a copy to:

                 Kevin J. Davidson, Esquire
                 Gallagher, Evelius & Jones
                 Park Charles - Suite 400
                 218 North Charles Street
                 Baltimore, Maryland  21201


                 If to the Borrower:
                 ------------------

                 Trusted Information Systems, Inc.
                 3060 Washington Road
                 Glenwood, Maryland 21738
                 Attention:  Stephen T. Walker


                 With a copy to:

                 David A. Carney, Esquire
                 Reese & Carney
                 10715 Charter Drive
                 Columbia, MD  21044


or to such other address and addressee with respect of any party as such party shall notify the others in writing.
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         19.     Choice of Law.  This Note shall be governed, construed and enforced in accordance with the law of the State of Maryland.

         20. Invalidity of Any Part. If any provision or part of this Note shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Note and this Note shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

         21. Assignment. This Note may be assigned by the Bank at any time without the approval of the Borrower.

         22. Cross-Default. Any default or Event of Default by the Borrower or by Stephen T. Walker in connection with any other indebtedness or obligation to the Bank, whether now owing or incurred in the future, shall construe a default hereunder.

WITNESS:                              THE BORROWER:

                                      TRUSTED INFORMATION SYSTEMS, INC.,
                                      a Maryland corporation



   /s/ Laurence B. Raber                   By:     /s/ Stephen T. Walker
- --------------------------------           --------------------------------
                                           Stephen T. Walker,
                                           President